Exhibit 99.1

For Immediate Release

Cleantech Solutions Provides Guidance for Full Year 2013

WUXI, Jiangsu, China, July 2, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today provided guidance for the full year 2013.

Based on current and anticipated orders, for the full year ending December 31, 2013 the Company anticipates revenue in the range of $60 - $62 million and net income in the range of $8.0 - $8.5 million.

“We expect to see strong growth in our top and bottom lines in 2013, led by sales of airflow dyeing machines and anticipated sales of new products, including our after treatment compacting machine.  Although we have concerns regarding potential credit problems in China, we are confident about our future prospects.  We will continue to devote resources to developing products that meet the needs of the heavy equipment and clean technology industries,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release, including the ability of the Company to generate meaningful profit margins from the sale of the products or to meet the timetable described in this press release or to generate sufficient volume to justify increasing our production capacity. The guidance is based on assumptions and estimates made by management which may not be realized.  The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the failure of the Company to generate the anticipated orders or the failure of any other assumptions used in determining the guidance, including the availability of credit to the Company’s customers and potential customers as well as those risks and conditions discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2012 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:
Cleantech Solutions International, Inc.
Adam Wasserman, CFO
E-mail: adamw@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

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